Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-283239 and 333-284890 on Form S-8 and Registration Statement No. 333-284891 on Form S-1 of our report dated July 23, 2025, relating to the financial statements of Sonder Holdings Inc. appearing in the Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

San Francisco, California
August 5, 2025